UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2010

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           □ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Amendment to Advisory Agreement

On June 22, 2010, Cole Credit Property Trust II, Inc. (the “Company,” “we,” “us,” or “our”) entered into the Second Amendment to the Amended and Restated Advisory Agreement (the “Second Amendment”) with Cole REIT Advisors II, LLC, the Company’s affiliated advisor (the “Advisor”).  The Second Amendment revised the way in which the Advisor’s 0.25% asset management fee (the “Advisory Fee”) is calculated, by eliminating the provision that the Advisory Fee is based upon the greater of the aggregate book value of the Company’s invested assets or the aggregate valuation of the Company’s invested assets as reasonably estimated by the Company’s board of directors, and replacing that provision to state that the Advisory Fee will be based solely upon the aggregate valuation of the Company’s invested assets, as reasonably estimated by the Company’s board of directors.

As a result of the Second Amendment, and the board’s estimated per share value of the Company’s common stock (see Item 8.01 of this Current Report on Form 8-K), we expect the Advisory Fee to be reduced by an amount in excess of $200,000 over the next year, as compared to the fees that the Company would have been obligated to pay, absent the Second Amendment.  Thereafter, the dollar amount of the 0.25% Advisory Fee paid by the Company will vary, depending upon the estimated per share value of the Company’s common stock, as reasonably estimated by the Company’s board of directors, for successive periods of time.

Renewal of Advisory Agreement, as Amended

On June 22, 2010, our board of directors, including our independent directors, approved the renewal of our Amended and Restated Advisory Agreement with our Advisor, as amended by the Second Amendment described above (the “Advisory Agreement”).  As a result of the renewal, the Advisory Agreement is extended through June 21, 2011.

Item 8.01                   Other Events.

Determination of Estimated Per Share Value

In February 2009, the Financial Industry Regulatory Authority (“FINRA”) informed broker dealers that sell shares of non-traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old.  To assist broker dealers in complying with the FINRA notice, the Company’s board of directors established an estimated value of the Company’s common stock, as of June 22, 2010, of $8.05 per share.  The estimated value per share will first appear on stockholder account statements for the month of June, 2010.

Methodology

In determining an estimated value of the Company’s shares, the board of directors relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by our Advisor.  The board relied on valuation methodologies that are commonly used in the commercial real estate industry, including, among others, a discounted cash flow analysis, which projects a range of the estimated future stream of cash flows reasonably likely to be generated by the Company’s portfolio of properties, and discounts the projected future cash flows to a present value.  In addition, the board reviewed current, historical and projected capitalization rates for commercial properties similar to the properties owned by the Company, and the values of publicly traded REITs with portfolios comparable to the Company’s portfolio.  The board also took into account the estimated value of the Company’s other assets and liabilities, including a reasonable estimate of the value of the Company’s debt obligations.

Limitations of the Estimated Share Value

As with any valuation methodology, the methodologies utilized by our board of directors, in reaching an estimate of the value of the Company’s shares, are based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct.  The use of different estimates, assumptions, judgments or opinions would likely have resulted in significantly different estimates of the value of the Company’s shares.  In addition, the board’s estimate of share value is not based on fair values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the Company’s shares, the board did not include a liquidity discount, in order to reflect the fact that the Company’s shares are not currently traded on a national securities exchange; a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party; or the costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy might be a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio.

     As a result, there can be no assurance that:

•	any stockholder will be able to realize the estimated share value, upon attempting to sell their shares;

•
the Company will be able to achieve, for our stockholders, the estimated value per share, upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio; or

•
the estimated share value, or the methodologies used by the board to estimate the share value, will be found by any regulatory authority to comply with ERISA, FINRA or any other regulatory requirements.

The board believes that the estimate of share value reflects a number of recent negative events that transpired, in both the real estate and capital markets, and that these events adversely impacted the value of the Company’s shares, as of June 22, 2010.  The board expects that the value of the Company’s shares will fluctuate over time, in response to future developments related to individual assets in the portfolio, as well as in response to future events in the real estate and capital markets.  The board’s current view is that the value of the Company’s shares is likely to increase, over time.

Our board of directors will update our estimated value per share on a periodic basis, which generally is expected to be annually, but in no event less frequently than every 18 months.

Investment Philosophy and Total Return

The board believes that the Company’s Advisor maintains a relatively conservative and disciplined investment philosophy, which focuses principally on core, income producing commercial properties, leased to high credit quality, brand-name tenants, under long term net leases.  The board also believes that, as a result of the Advisor’s investment philosophy, the Company’s portfolio performed reasonably well during these difficult times.  As of March 31, 2010, the Company’s portfolio maintained an occupancy rate of 94% and an average remaining lease term of over 11 years.  The portfolio is also diversified across 704 properties in 45 states, and approximately 76% of the outstanding debt does not mature until after 2014.

Based upon the new estimated share value and reinvested distributions since September 23, 2005, the date that the Company first broke escrow and began acquiring properties, the total return to stockholders through May 28, 2010, was 11.24%.  This compares favorably to that of the S&P Index, which lost 10.36% over the same period of time.

Declaration of Distributions

On June 22, 2010, the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share for stockholders of record as of the close of business on each day of the period, commencing on July 1, 2010 and ending on September 30, 2010.  This daily distribution equates to an annualized return of approximately 6.25%, based on the original offering price of  $10.00 per share, and an annualized return of approximately 7.76%, based on the most recent estimate of the value of the Company’s shares of $8.05 per share.

The payment date for each of the daily distributions of the period commencing on July 1, 2010 and ending on July 31, 2010 will be in August 2010.  The payment date for each of the daily distributions of the period commencing on August 1, 2010 and ending on August 31, 2010 will be in September 2010.  The payment date for each of the daily distributions of the period commencing on September 1, 2010 and ending on September 30, 2010 will be in October 2010.

Resumption of, and Amendment to, the Company’s Share Redemption Program

On June 22, 2010, our board of directors reinstated the Company’s share redemption program (the “Program”), effective August 1, 2010, and adopted several amendments to the Program.  In general, the Program provides interim liquidity to our stockholders, subject to the conditions and limitations described below.

Under the Program, stockholders may present all, or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

The redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the Estimated Share Value (defined below); after two years from the purchase date — 95% of the Estimated Share Value; after three years from the purchase date — 97.5% of the Estimated Share Value; and after four years from the purchase date — 100% of the Estimated Share Value.  Shares redeemed in connection with a stockholder’s death will be redeemed at a redemption price per share equal to 100% of the Estimate Share Value.  In all circumstances, however, the share price will be adjusted as follows:  If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed estimated value of our shares of common stock, as determined by our board of directors, including a majority of our independent directors.  As of June 22, 2010, the Estimated Share Value is $8.05 per share.  In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated per share value established for purposes of our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan.  In addition, we will redeem shares on a quarterly basis, at the rate of approximately one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder).  Funding for redemptions for each quarter will be limited to the net proceeds we receive from the sale of shares, in that quarter, under our distribution reinvestment plan.  These limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any twelve month period.  Our board of directors also reserves the right in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

For the remainder of calendar year 2010, we will reopen the share redemption program as of August 1, 2010, pro rating the 3% annual redemption amount as follows: (1) for the two month period beginning August 1, 2010 and ending on September 30, 2010, we will limit redemptions to two-twelfths of 3% (0.5%) of the weighted average number of shares outstanding during the prior calendar year; (2) for the three month period beginning October 1, 2010 and ending on December 31, 2010, we will limit redemptions to three-twelfths of 3% (0.75%) of the weighted average number of shares outstanding during the prior calendar year (in each instance, including shares requested for redemption upon the death of a stockholder); and (3) funding for the redemption of shares during the periods described in (1) and (2) above will be limited to the net proceeds we receive from the sale of shares during such period under our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the month following the end of the fiscal quarter in which you make your redemption request. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.  If we cannot purchase all shares presented for redemption in any quarter, based upon the limit on the number of shares we may redeem during any calendar quarter or any calendar year and/or insufficient cash available, we will attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares.  Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares, prior to the last day of the new quarter.  Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time.  Additionally, because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan would adversely affect our ability to redeem shares under the share redemption program.  While we intend to maintain an effective registration statement relating to the distribution reinvestment plan for the foreseeable future, we will be required to discontinue sales of shares under the distribution reinvestment plan in the event that an effective registration statement relating to the distribution reinvestment plan is suspended or withdrawn.  The distribution reinvestment plan will also be terminated on the date that we sell all of the shares registered for sale under that plan.  In the event that the redemption program is terminated, we will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934, as amended.

Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares that are subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the sale of our company, liquidation of our portfolio, or listing of our shares on a national securities exchange. The share redemption program will be terminated if our shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and returned to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Share Purchase Price for Distribution Reinvestment Plan

On June 22, 2010, our board of directors approved our Third Amended and Restated Distribution Reinvestment Plan, which will become effective on or about July 15, 2010 (the “Plan).  Pursuant to the Plan, beginning with reinvestments made on or after July 15, 2010, distributions will be reinvested in shares of our common stock at a price equal to the most recent estimated per share value, as determined by our board of directors.  As described above, the board determined that the estimated value of the Company’s shares of common stock, as of June 22, 2010, is $8.05 per share.  This will be the per share price used for the purchase of shares pursuant to the Plan, beginning July 15, 2010, until such time as the board provides a new estimate of share value.

As an accommodation to stockholders, for the month of July 2010, stockholders may elect to begin their participation in, or withdraw from their existing participation in, the Plan, by providing written notice to the Company on or before July 14, 2010.  Such notice should be delivered to:

Distribution Reinvestment Plan Administrator
Cole Credit Property Trust II Investor Services Department
2575 East Camelback Road, Suite 500
 Phoenix, Arizona 85016

Stockholders who presently participate in the Plan do not need to take any action to continue their participation in the Plan.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (“SEC”). We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this Current Report on Form 8-K, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 22, 2010	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer